AMENDMENT – 1961 LEASE AGREEMENT

THIS AMENDMENT TO AGREEMENT (the "Amendment") is made and entered into as of the 28th day of June, 2018 (the "Effective Date"), by and between ROCK SPRINGS ROYALTY COMPANY, LLC, a Utah limited liability company (hereinafter "Licensor"), and CINER WYOMING LLC, a Delaware limited liability company (hereinafter "Licensee").

RECITALS

WHEREAS, Union Pacific Railroad Company, as original licensor, and Stauffer Chemical Company of Wyoming, as original licensee, entered into that certain License Agreement dated July 18, 1961 (the "License Agreement") covering lands situated in Sweetwater County, Wyoming, said lands being more particularly described in said License Agreement;

WHEREAS, Licensor, as successor in interest to Union Pacific Railroad Company with regard to the License Agreement and OCI Wyoming L.P., as successor in interest to Stauffer Chemical Company of Wyoming with regard to the License Agreement, entered into an "Amendment of License Agreement" on September 20th, 2010 ("Amendment to License Agreement");

WHEREAS, Licensee has succeeded to the interest of Stauffer Chemical Company of Wyoming and OCI Wyoming L.P. with regard to the License Agreement, as amended by the Amendment to License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement, as amended by the Amendment to License Agreement, with regard to (i) the term extension provision, (ii) the favored-nations provision, and (iii) the production royalty rate.

AGREEMENT

NOW THEREFORE, for valuable consideration and the mutual covenants and considerations, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

I.

Section 4 of the License Agreement, as amended by the Amendment to License Agreement, is deleted in its entirety and in its place and stead the following provision is substituted effective as of June 28th, 2018.

Section 4: Term

The term of the License Agreement shall extend until July 18, 2061 and for so long thereafter as Licensee continuously conducts operations to mine and remove sodium minerals from the Licensed Premises in commercial quantities. Suspensions of mining or processing due to causes beyond Licensee's reasonable control or other temporary suspensions of mining or processing shall not be construed as cessation of continuous mining.

This License Agreement shall terminate, or may be terminated, in whole or in part, as follows:

(a) if in the judgment of Licensee the sodium minerals cannot be profitably mined or produced, then Licensee may, upon not less than sixty (60) days' written notice to Licensor, terminate this License Agreement as to all or any part of the Licensed Premises as to which it is not then in default;

(b) if Licensee shall have worked and mined the Licensed Premises in accordance with the provisions of Section 10 of the License Agreement, and it determines that it cannot profitably continue its operations as a whole, it may, upon not less than sixty (60) days' written notice to Licensor, terminate this License Agreement; or

(c) if Licensee fails for a period of two consecutive years following July 18, 2061, to have the Licensed Premises worked and mined in accordance with the provisions of Section 10 hereof, then Licensor may at its option upon not less than sixty (60) days' written notice to the Licensee terminate this license.

2.

Section 5 of the License Agreement, as amended by the Amendment to License Agreement, is deleted in its entirety and in its place and stead the following provision is substituted effective as of June 28th, 2018.

Section 5: Minimum Royalties, Surface Owner Consent

For the rights and privileges herein granted, Licensee agrees to pay to Licensor each year a minimum royalty at the rates herein prescribed on thirty-seven thousand five hundred (37,500) tons of sodium minerals produced from the Licensed Premises; such minimum royalty payments to be credited against the first tonnage royalties which may accrue hereunder during the year in which said minimum royalties are paid; provided however, that if in any year the Licensee's operations are interrupted by strikes, Act of God, orders of governmental authority, or other causes beyond the control of the Licensee, the aforesaid minimum royalty shall be reduced proportionately for the time during which the Licensee's operations are so interrupted.

It is expressly understood and agreed that the rights granted herein are subject to the condition that no entry shall be made upon the Licensed Premises and no operations shall be conducted thereon until the consent to the use of the surface of the Licensed Premises for the purposes contemplated by this license shall have been obtained from the surface owner or owners under written instrument satisfactory to Licensor.

3.

Section 6 of the License Agreement, as amended by the Amendment to License Agreement, is deleted in its entirety and in its place and stead the following provisions are substituted effective as of June 28th, 2018.

Section 6: Production Royalties

(A) (i) Licensee shall pay Licensor a production royalty (the "Production Royalty") under this License Agreement, calculated on a per short ton (hereinafter referred to as "ton") basis expressed in U.S. dollars, for each sale of Sodium Mineral Products produced from ore extracted from the Licensed Premises, of eight percent (8%) of the Sale Price of such Sodium Mineral Products.

(ii) For each sale of Purge Liquor produced from ore extracted from the Licensed Premises, Licensee shall pay Licensor a Production Royalty, calculated on a per ton basis of dry soda ash equivalent contained in the Purge Liquor and expressed in U.S. dollars, of eight percent (8%) of the Sale Price for the sale of such Purge Liquor.

(B) Licensee shall pay the Production Royalty described in this Section 6 on or before the 25th day of the month after the last month of each calendar quarter in which a sale occurs during each year during the term hereof.

(C) For purposes of this Section 6, "Sodium Mineral Products" means the final and finished sodium products produced at Licensee's Facilities and sold or saleable in commerce. The term shall include, but not be limited to, crude ore, soda ash, any intermediate product between crude ore and soda ash, caustic soda, sodium sulfite, sodium cyanide and sodium bicarbonate.

(D) For purposes of this Section 6, "Purge Liquor" means a waste stream withdrawn during the evaporative crystallization process at Licensee's facility and not used in the production of Sodium Mineral Products.

(E) For purposes of this Section 6, the "Sale Price" for Sodium Mineral Products or Purge Liquor from the Licensed Premises shall be the weighted average of all prices actually received by Licensee in arm's-length transactions during the calendar quarter for which royalties are assessed, less (a) any direct bagging and palletizing costs and (b) any freight or shipping costs. If in any calendar quarter the only sales are intercompany transfers or non-arms-length transactions, the Sale Price for

calculating the Production Royalty shall be based on the higher of (i) the last Sale Price average applied in the last calendar quarter where a Sale Price was calculated based on arms-length transactions, or (ii) the average price received by Licensee from intercompany transfers or non-arms-length transactions during the calendar quarter in question. Any Sale Price calculated pursuant to the preceding subsections (i) or (ii) shall be adjusted at the higher rate of (x) 2% (on an annualized basis), or (y) the percentage change in the Consumer Price Index/For All Urban Consumers calculated using the last day of the last quarter in which there was an arms-length transaction as the baseline data point.

4.

This Amendment constitutes an Amendment to the License Agreement, as amended by the Amendment to License Agreement, and no other modifications or amendments are made other than those expressed herein above. The parties hereby agree and confirm that the License Agreement, as amended by the Amendment to the License Agreement and this Amendment, shall continue in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate effective as of the date first hereinabove written.

Attest: [signature]	Rock Springs Royalty Company LLC
	By: [signature]
~~Secretary~~ Paralegal	Its: Manager
Attest:	Ciner Wyoming LLC
______________________	By: ______________________
Asst. Secretary	Its: ______________________

STATE OF Texas)
) ss.
COUNTY OF Montgomery)

The foregoing instrument was acknowledged before me this 28th day of June, 2018, by O'Neil J. Toups as manager of Rock Springs Royalty Company LLC, a Utah limited liability company, on behalf of the company.

WITNESS my hand and official seal.

My Commission Expires: January 27, 2020

MELINDA ANN RAFFLOER
Notary ID #1229873-8
My Commission Expires
January 27, 2020

NOTARY PUBLIC STATE OF TEXAS

____
Notary Public

STATE OF ______________)
) ss.
COUNTY OF ______________)

The foregoing instrument was acknowledged before me this ___ day of __________, 2018, by ____________________ as ________________ of Ciner Wyoming LLC, a Delaware limited liability company, on behalf of the company.

WITNESS my hand and official seal.

My Commission Expires: ____________________

____
Notary Public

calculating the Production Royalty shall be based on the higher of (i) the last Sale Price average applied in the last calendar quarter where a Sale Price was calculated based on arms-length transactions, or (ii) the average price received by Licensee from intercompany transfers or non-arms-length transactions during the calendar quarter in question. Any Sale Price calculated pursuant to the preceding subsections (i) or (ii) shall be adjusted at the higher rate of (x) 2% (on an annualized basis), or (y) the percentage change in the Consumer Price Index/For All Urban Consumers calculated using the last day of the last quarter in which there was an arms-length transaction as the baseline data point.

4.

This Amendment constitutes an Amendment to the License Agreement, as amended by the Amendment to License Agreement, and no other modifications or amendments are made other than those expressed herein above. The parties hereby agree and confirm that the License Agreement, as amended by the Amendment to the License Agreement and this Amendment, shall continue in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate effective as of the date first hereinabove written.

Attest: Rock Springs Royalty Company LLC

________________________ By: ________________________

Secretary

Its: ________________________

Attest: Ciner Wyoming LLC

________________________ By: Nicole C Daniel

Asst. Secretary

Its: VP, General Counsel

STATE OF ________________)
) ss.
COUNTY OF _______________)

The foregoing instrument was acknowledged before me this ___ day of ___________, 2018, by ______________________ as __________________ of Rock Springs Royalty Company LLC, a Utah limited liability company, on behalf of the company.

WITNESS my hand and official seal.

My Commission Expires: ______________________

____

Notary Public

STATE OF GEORGIA)
) ss.
COUNTY OF FULTON)

The foregoing instrument was acknowledged before me this 08 day of June, 2018, by ______________________ as __________________ of Ciner Wyoming LLC, a Delaware limited liability company, on behalf of the company.

WITNESS my hand and official seal.

My Commission Expires: ______________________

JANE ATKINSON NOTARY EXPIRES GEORGIA March 8, 2022 PUBLIC FULTON COUNTY

____

Notary Public